UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☑

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☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIVE CURRENT MEDIA, INC.
(Name of the Registrant as Specified In Its Charter)

DAVID JEFFS
JOHN DA COSTA
CARL JACKSON
SUSAN JEFFS
CAMERON PAN
ADAM RABINER
AMIR VAHABZADEH
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

Glenn & Glenn
124 Main Street
Suite 8
New Paltz NY 12561

October 5, 2010

David L. Orlic
Special Counsel
Office of Mergers and Acquisitions
Securities and Exchange Commission
Washington DC 20549

Re: Live Current Media Inc.
Definitive Additional Materials
Filed on October1, 2010 by David Jeffs, et. al.
File No. 000-29929.

Dear Mr. Orlic:

We enclose herewith as exhibit A supplemental materials that document the assertion that the registrant was named one of the top 20 fastest-growing companies in Canada in 2006 and 2007.

We enclose as exhibit B the employment agreement of Mr. Melville, section 3.4 of which describes the bonuses we claim.

We enclose as exhibit C the press release that the registrant issued announcing the Indian cricket venture, which clearly describes an obligation of $5 million per year for 10 years.

The quote in the second paragraph of Hampson’s History comes directly from section 2.2 of his employment agreement, which he signed, and is attached as exhibit D.  Further to this item, we note that at the time he executed this employment agreement, the Form 8-K filed by the registrant on June 5, 2007, included a biography for Mr. Hampson that contained the following language:

C. Geoffrey Hampson (50 years old) is a co-owner of Techvibes.com and has been the CEO and President of PEER 1 Network Enterprises, Inc. from 2001 to 2006.

Mr. Hampson does not hold a directorship in any other reporting company, with the exception of the following:

Mr. Hampson has been a director of Carat Exploration Inc. on the TSX Venture market since 2006 and has been a director of Pacific Rodera Energy Inc. on the TSX Venture market since 1998.

However, in the registrant’s annual report for 2008 filed on March 31, 2009, the following was disclosed:

C. Geoffrey Hampson has been our Chief Executive Officer (“CEO”) and director since June 1, 2007 and has been our Principal Accounting Officer since January 31, 2008.  Mr. Hampson has been the founder, president, and CEO of many successful start-up and operating companies over the last 25 years.  He was CEO, President and a director of PEER 1 Network Enterprises, Inc., an Internet infrastructure company from September 2000 to January 2006.  He has been the CEO of Corelink Data Centers, LLC since November 2008, the President, CEO and co-owner of Fibrox Technologies Ltd. since June 1994, and the CEO and a co-owner of Techvibes Media Inc., a local market technology resource website and blog, since March 2007.   Mr. Hampson sits on the board of directors of several companies including Corelink Data Centers, LLC, a private company since November 2008, Cricket Capital Corp. on the TSX Venture market since March 2008, Techvibes Media Inc., a private company, since March 2007, Carat Exploration Inc. on the TSX Venture market since January 2006, and Pacific Rodera Energy Inc. on the TSX Venture market since May 2002.

Obviously, the 2008 disclosure reveals that he was CEO of Fibrox Technologies Ltd. and Techvibes Media Inc., and a director of Techvibes Media Inc., when he signed his employment agreement.

Please feel free to call me at 845.256.8031 should you have any further questions.

Glenn & Glenn LLP

/s/ D. Roger Glenn

EXHIBIT A

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June 5, 2006 Communicate.com Inc. Ranks 18th on the PROFIT 100 Ranking of Canada’s Fastest-Growing Companies

VANCOUVER, BC – June 5, 2006 – Communicate.com Inc. (OTCBB:CMNN), a rapidly growing eCommerce company, is pleased to announce that it has ranked 18th on the 18th annual PROFIT 100 ranking of Canada’s Fastest-Growing Companies by PROFIT: Your Guide to Business Success.

Ranking Canada’s Fastest-Growing Companies by five-year revenue growth, the PROFIT 100 profiles the country’s most successful growth companies. Published in the June issue of PROFIT and online at PROFITguide.com, the PROFIT 100 is Canada’s largest annual celebration of entrepreneurial achievement.

“The PROFIT 100 are role models for anyone who wants to seize today’s best business opportunities,” says Ian Portsmouth, editor of PROFIT. “By differentiating their products and applying creative management thinking, Canada’s Fastest-Growing Companies are outpacing the competition at home and abroad.”

“Being included in the PROFIT 100 is an exciting milestone for our Company,” says David Jeffs, president of Communicate.com. “This reaffirms our belief in the power of online commerce and validates our business model. It is also a tribute to our employees, whose efforts have helped raise Communicate.com from the depths of the dot-com meltdown to one of Canada’s Fastest-Growing Companies.”

About PROFIT Magazine

PROFIT: Your Guide to Business Success, offers news, strategies, tips, interviews and other resources to entrepreneurs leading Canada's fastest-growing companies. Each year PROFIT — which currently reaches more than 373,000 readers nationally — hosts a number of events that bring together business leaders in the fast-growth segment and champions the interests of those leaders. PROFIT was founded in April 1982 as Canada's first national magazine geared to entrepreneurs. Visit PROFITguide.com.

About Communicate.com Inc.

Communicate.com Inc., ‘Targeted eCommerce Brands’, is a rapidly growing, debt-free Internet company with a core focus on eTail. Communicate owns some of the Internet’s most instantly credible and easily remembered brands, including www.Perfume.com, www.Body.com, www.Boxing.com, www.Brazil.com and www.Importers.com, to name just a few. Communicate’s portfolio of intuitively branded B2C and B2B websites naturally attracts a high volume of targeted traffic and potential clients per month, providing it with a crucial competitive advantage in customer acquisition and price. Communicate is publicly traded on the NASD OTCBB under the symbol CMNN. For more information, visit www.cmnn.com.

This press release contains “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ from those expressed or implied herein. Further information on potential factors that could affect the financial results of Communicate.com Inc. is included in the Company’s filings with the U.S. Securities and Exchange Commission.

CONTACT:

Communicate.com Inc.
Adam Rabiner
Communications Director
(604) 648-0536 or 1-866-898-4354
information@communicate.com
www.cmnn.com

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Copyright 2010 | Contact Us	Live Current Media Inc. 780 Beatty Street, Suite 307, Vancouver, BC V6B 2M1

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June 4, 2007 Communicate.com Listed at No. 17 on the 2007 PROFIT 100 Ranking of Canada’s Fastest-Growing Companies

VANCOUVER, BC – June 4, 2007 – Communicate.com Inc. (OTCBB: CMNN), an emerging growth, debt-free eCommerce company, is pleased to announce that it has been selected for the 19th annual PROFIT 100 ranking of Canada’s Fastest-Growing Companies by PROFIT Magazine. Communicate.com’s 2951% revenue growth over the past five years has earned PROFIT Magazine's ranking as Canada's 17th fastest-growing company.

Ranking Canada’s fastest-growing companies by five-year revenue growth, the PROFIT 100 profiles the country’s most successful growth companies. Published in the June issue of PROFIT and online at PROFITguide.com, the PROFIT 100 is Canada’s largest annual celebration of entrepreneurial achievement.

Ian Portsmouth, Editor of PROFIT says, “PROFIT 100 companies are the new heroes of Canadian business, creating jobs at home and products used around the world. They’ve accomplished this by building great employee teams, exploiting export markets and rapidly responding to the customer’s fast-changing needs.”

This is the second year in a row that Communicate.com has been ranked on this prestigious list. The company was ranked #18 on the 2006 edition of the PROFIT 100.

“Being included for a second straight year in the PROFIT 100 is an important accreditation for the company,” says David Jeffs, President of Communicate.com. “This gives us boosted credibility and affirms our belief that eCommerce is the best industry to be in.”

About PROFIT Magazine

PROFIT: Your Guide to Business Success, offers news, strategies, tips, interviews and other resources to entrepreneurs leading Canada’s fastest-growing companies. Each year PROFIT-- which currently reaches 370,000 readers nationally -- hosts a number of events that bring together business leaders in the fast-growth segment and champions the interests of those leaders. PROFIT was founded in April 1982 as Canada's first national magazine geared to entrepreneurs. Visit PROFITguide.com.

About Communicate.com Inc.

Communicate.com (www.CMNN.com) ‘Targeted eCommerce Brands’ is an emerging growth, debt-free Internet company that owns some of the web’s most instantly credible and easily remembered brands, including www.Perfume.com, America’s most popular perfume website¹, and www.Importers.com, a leading international B2B trade portal.

Communicate.com’s portfolio of intuitively branded B2C and B2B websites naturally attracts a high volume of targeted traffic and potential clients per month, providing it with a crucial competitive advantage in customer acquisition and price. Communicate.com was ranked as Canada's 18th fastest-growing company in 2006 by PROFIT magazine.

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Communicate.com Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in economic conditions and other risks detailed from time to time in Communicate.com’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. (¹Alexa.com - Sites in perfume)

CONTACT:

Communicate.com Inc.
Adam Rabiner
Vice President, Corporate Relations
(604) 648-0536 or 1-866-898-4354
adam@communicate.com
www.CMNN.com

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Copyright 2010 | Contact Us	Live Current Media Inc. 780 Beatty Street, Suite 307, Vancouver, BC V6B 2M1

EXHIBIT B

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 9 day of November, 2007,

B E T W E E N:

COMMUNICATE.COM INC. a corporation incorporated under the laws of Nevada, USA

(the “Company”)

OF THE FIRST PART

- and -

MARK MELVILLE of the City of San Francisco, in the State of California,

(the “Executive”)

OF THE SECOND PART

     WHEREAS the Company and the Executive wish to enter into this agreement to set forth the rights and obligations of each of them as regards the Executive’s employment with the Company;

     NOW THEREFORE this agreement witnesseth that in consideration of the premises and the terms and conditions herein contained, the parties hereto covenant and agree with each other as follows:

1.	Definitions
     In this Agreement the following terms shall have the following meanings respectively:

“Affiliates” has the meaning attributed to such term in the Business Corporations Act (British Columbia) as the same is now constituted;

“Agreement” means this agreement as it may be amended or supplemented from time to time, and the expressions “hereof, “herein”, “hereto”, ‘hereunder”, “hereby” and similar expressions refer to this Agreement and unless otherwise indicated, references to sections are to sections in this Agreement;

“Benefits” has the meaning attributed to such term in section 3.6;

“Board” means the board of directors of the Company

“Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the Province of British Columbia;

Change of Control of the Company” means a transaction or a series of transactions whereby directly or indirectly:

(i)
any Person or combination of Persons acting jointly and in concert (other than the Executive or a corporation controlled directly or indirectly by the Executive) acquires beneficially a sufficient number of securities of the Company to materially affect the control of the Company as provided below. Without limiting the generality of the foregoing, for the purposes of this Agreement, a Person or combination of Persons acting jointly and in concert, holding shares or other securities in excess of the number which, directly or following the conversion or exercise thereof, would entitle the holders thereof to cast 35% or more of the votes attached to all shares of the Company which may be cast to elect directors of the Company, shall be deemed to affect materially the control of the Company, in which case the Change of Control of the Company shall be deemed to occur on the date that is the later of the date that the security representing one more than that required to cast 35% of the votes attached to all shares of the Company which may be cast to elect directors of the Company is acquired or the date on which the Persons acting jointly and in concert agree to so act;

(ii)
the Company shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement or business combination with, any other Person (other than a corporation controlled directly or indirectly by the Executive) and in connection therewith, all or part of the outstanding shares of the Company which have voting rights attached thereto shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Company or any other Person or for cash or any other property and control of the Company is thereby materially affected, as provided above in clause (i), in which case the Change of Control of the Company shall be deemed to occur on the date of closing of the consolidation, merger amalgamation, statutory arrangement or business combination, as the case may be; or

(iii)
the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more subsidiaries of the Company shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest) property or assets aggregating more than 50% of the consolidated assets (measured by either book value or fair market value based on the most recent audited financial statements) of the Company and its subsidiaries as of the end of the most recently completed financial year to any other Person or Persons, in which case the Change of Control of the Company shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets;

other than a transaction or series of transactions which involves a sale of assets of the Company with which the Executive is involved as a purchaser in any manner, whether directly or indirectly, and whether by way of participation in a corporation or partnership that is a purchaser or by provision of debt, equity or purchase leaseback financing (but excluding where the Executive’s sole involvement with such a purchase is the ownership of an equity interest of less than 5% of the acquirer where the acquirer is a public company) and the Executive and Persons acting jointly and in concert with the Executive hold securities of the acquirer which, directly, or following the conversion or exercise thereof, would entitle the holders thereof to cast 5% or more of the votes attached to all shares or other interests of the acquirer which may be cast to elect directors or the management of the acquirer.

“Confidential Information” means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business or affairs of the Company or any of its Affiliates;

“Disability” has the meaning attributed thereto in any disability insurance policy carried on the life of the Executive by the Company, provided that if the Company is not carrying such a disability policy, “Disability” means the mental or physical state of the Executive such that the Executive has been unable due to illness, disease or other mental or physical disability to fulfil his obligations as an employee or officer of the Company either for any consecutive 120 day period or for any period of 180 days (whether or not consecutively) in any consecutive 12 month period, or a court of a competent jurisdiction has declared the Executive to be mentally incompetent or incapable of managing his affairs;

“Effective Date” has the meaning attributed to such term in section 2.1;

“Employment Period” has the meaning attributed to such term in section 2.4;

“Just Cause” means the wilful failure of the Executive to properly carry out his duties after notice by the Company of the failure to do so and an opportunity for the Executive to correct the same within 60 days from the date of receipt of such notice, or theft, fraud, dishonesty or material misconduct by the Executive involving the property, business or affairs of the Company or the carrying out of the Executive’s duties, or the conviction of the Executive for any criminal offence which the Board determines in good faith would adversely affect the Executive’s ability to perform his duties hereunder, including a conviction for an offence which adversely reflects on the integrity or reputation of the Executive or the Company;

“Person” includes individuals, partnerships, associates, trusts, unincorporated organizations or a regulatory body or agency, government or governmental agency or authority or entity however designated or constituted;

“Salary” has the meaning attributed to such term in section 3.1;

“Special Bonus” has the meaning attributed to such term in section 3.4;

“Termination Without Cause” or “Terminated Without Cause” have the meaning attributed to such terms in section 7.3;

2.	Employment of the Executive
2.1. To Be Chief Corporate Development Officer. The Company shall employ the Executive, and the Executive shall serve the Company, in the position of Chief Corporate Development Officer (“CCDO”), effective as of and from January 1, 2008 (the “Effective Date”), on the terms and conditions and for the remuneration hereinafter set out. In such position, the Executive shall perform or fulfil such duties and responsibilities as the Company may designate from time to time and as are reasonably consistent with the position of a CCDO. In his capacity as an officer and employee of the Company, the Executive shall report to the Chief Executive Officer of the Company (“CEO”).

2.2. Performance of Duties. The Executive hereby agrees to be employed by the Company as herein provided, shall faithfully, honestly and diligently serve the Company and shall, subject to section 2.1 above, carry out such tasks as the Company may from time to time request. The Executive shall (except in the case of illness or accident) devote all of his working time and attention to his employment hereunder and shall use his best efforts to promote the interests of the Company.

2.3. Annual Review of this Agreement. The terms and conditions contained in this Agreement shall be subject to annual review by the CEO and the Board, representatives of whom shall consult with the Executive in the course of such review. The Board and Executive will negotiate in good faith any changes to the terms and conditions of this Agreement as are appropriate to reflect the value of the services of the Executive to the Company and the success of the Company in establishing and achieving business goals for the Company, provided however, that if the Board recommends an amendment that would constitute a material change in the remuneration or responsibilities of the Executive, with which the Executive does not agree and the Board persists in insisting on such amendment, the Executive will be entitled to treat such event as Termination Without Cause and the provisions of section 7.3 shall thereby apply effective as of the date of such amendment.

2.4. Employment Period. The Executive’s employment hereunder, subject to section 7 hereof, shall be for a five-year term and any extension thereof as agreed by the Executive and the Company, commencing from the Effective Date (the “Employment Period”).

3.	Remuneration
3.1. Base Salary. During the period of the Executive’s employment hereunder, the Company shall pay the Executive a gross base salary (the “Salary”) in the amount of $250,000 in respect of each year thereof, subject to section 3.2 below, payable in equal instalments on the closest Business Day to the middle and the end of each month during such year.

3.2. Cost of Living Increase The Salary shall be increased in respect of each year during the Employment Period commencing October 1, 2008 by a percentage equal to the percentage increase (if any) in the consumer price index, all items for Vancouver, as published by Statistics Canada under the authority of the Statistics Act (Canada), for the immediately preceding year.

3.3. Bonus Remuneration. The Executive may, in respect of each year of his employment hereunder commencing January 1, 2008, be entitled to a cash bonus of up to 50% of his Salary for such year of employment as determined by the Board in its sole discretion in accordance with the Company’s ongoing programmes and objectives, which shall be paid within 30 days following the date as of when the audited financial statements for such year have been approved by the Board.

3.4. Signing and Special Bonus. As compensation for bonuses otherwise owing to the Executive by his previous employer which will be foregone as a result of the Executive’s employment pursuant hereto, the Company will pay to the Executive a signing bonus of $300,000 on or before the Effective Date. In addition, two special bonuses in the amount of $100,000 each (together, the “Special Bonus”), will be paid to the Executive on each of the first and second anniversary of the Effective Date.

3.5. Stock Options. The Executive will be granted an option to purchase during the Employment Period up to 1,000,000 common shares of the Company at the then market price on the Effective Date which will be exercisable with respect to 333,334 shares on the first anniversary of the Effective Date and thereafter with respect in each case to 83,333.25 shares on the last day of each successive three-month period, provided that if the Executive is Terminated without Cause, or is deemed to be Terminated without Cause as provided herein, or dies, all unexercised options will thereupon become exercisable.

In addition, the Board in its sole discretion will consider each year during the Employment Period the grant of additional options to the Executive to purchase common shares of the Company.

3.6. Benefits. The Company shall provide to the Executive, in addition to the Salary and any bonus remuneration, all such benefits (the “Benefits”) as it makes available from time to time to the management and other employees of the Company in accordance with and subject to the terms and conditions of the applicable fund, plan or arrangement relating thereto. The Company will also in its discretion either lease an automobile for the use of the Executive at a monthly rental of up to $750 or provide the Executive with a car allowance of $750 per month. In addition, the Company will pay the reasonable moving expenses incurred by the Executive to relocate in Vancouver.

3.7. Statutory Deductions. The Company shall deduct from the Salary, any bonus remuneration and any other payments and allowances provided for herein, all such amounts as are required by law to be withheld and deducted at source and shall remit the same to the required governmental authority or agency.

4.	Expenses
     The Company shall pay or reimburse the Executive for all travel (including business class flights where applicable in accordance with the Company’s policy from time to time) and out-of-pocket expenses reasonably incurred or paid by the Executive in the performance of his duties and responsibilities upon presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require.

In addition, the Company shall pay or reimburse the Executive for all reasonable moving expenses associated with his move from San Francisco to Vancouver including but not limited to temporary housing in Vancouver for up to six months, moving all personal and household goods and possessions and the transport of any motor vehicles owned by the Executive.

5.	Vacation
     The Executive shall be entitled during each year of his employment hereunder to vacation with pay of four weeks. Such vacation shall be taken by the Executive at such time as may be acceptable to the Company having regard to its operations. Notwithstanding the foregoing, in the event that the Executive’s employment is terminated pursuant to section 7, the Executive shall not be entitled to receive any payment in lieu of any vacation to which he was entitled and which had not already been taken by him except to the extent, if any, of the payments in respect of vacation pay required under applicable law.

6.	Disability Insurance
     The Company will obtain and maintain disability insurance with respect to the Executive on such terms and in such amount as are normal and reasonable in relation to the Company and the industry in which it operates.

7.	Termination
7.1. Termination for Just Cause. The Company may terminate the employment of the Executive hereunder at any time for Just Cause without notice and without further obligations to the Executive, including without payment of any kind of compensation either by way of anticipated earnings or damages of any kind.

7.2. Termination by Death. The Executive’s employment hereunder shall be terminated upon the death of the Executive, in which case the Company shall pay to the estate of the Executive all Salary, bonus and vacation pay earned to the date of death but unpaid, and such Salary and bonus, plus any unpaid portion of the Special Bonus, and shall reimburse his expenses, as would have been paid or reimbursed to the Executive in the event of Termination without Cause.

7.3. Termination without Just Cause and without Notice. The Company may terminate the employment of the Executive hereunder, in its sole discretion, without notice and without Just Cause (“Termination Without Cause” or “Terminated Without Cause”), effective immediately upon the date as of when the Executive is advised of such termination, and in such case the Company shall:

(a)	pay the Executive a severance allowance equivalent to the aggregate of:

(i)	one year of the Executive’s then current Salary; and

(ii)	an amount equivalent to the Executive’s annualized entitlement to bonus remuneration as provided below, in a lump sum within two weeks following the date of such termination;

(b)	pay to the Executive all outstanding vacation pay and any earned but unpaid Salary up to the date of such termination within two weeks of the date of such termination;

(c)	reimburse the Executive for any business expenses incurred by him up to and including the date of such termination following provision by the Executive of applicable receipts;

(d)	ensure that it has complied with all statutory obligations imposed by applicable law; and

(e)
pay the reasonable moving expenses incurred by the Executive to relocate back in San Francisco up to a maximum of $25,000, provided that the Executive at the time that his employment hereunder was terminated had been employed by the Company for less than three years.

     Unless otherwise agreed with the Company, all payments on account of Benefits shall cease and the Company shall be under no further obligation with respect thereto upon the termination of the Executive’s employment hereunder. For the purpose of clause (ii) of subsection 7.3(a) above, annualized entitlement to bonus remuneration shall be equal to the arithmetic average of the annual bonuses, excluding the Special Bonus, paid or payable to the Executive during the three completed years prior to the year in which his termination occurs, provided that if such termination occurs prior to the completion of three years of the Executive’s employment hereunder, entitlement to bonus remuneration shall be calculated, mutatis mutandis, on the basis of the annual bonuses, excluding the Special Bonus, paid or payable to the Executive in respect of the completed year or years, if any, prior to the year of such termination. In addition, the Executive shall be paid the outstanding balance of the Special Bonus, if any, which has not been paid to the Executive as of the date of the termination of his employment hereunder.

     The payments referred to in subsection 7.3(a) above shall not be subject to set-off or deduction as a result of the Executive obtaining alternative employment following such termination or otherwise mitigating any damages arising from such termination. Further, such payments are inclusive of all statutory obligations, including statutory termination and severance payments, which may be owed to the Executive.

7.4. Termination following a Change of Control. In the event of a Change of Control of the Company, the Executive may elect to resign his employment by giving written notice to the Company within 60 days following the date of occurrence of such Change of Control of the Company, in which event the Executive’s employment hereunder shall be deemed to have been Terminated Without Cause by the Company and the provisions of section 7.3 shall thereby apply effective as of the date of such notice.

7.5. Termination Without Cause upon Disability. If the employment of the Executive is terminated by the Company because of a Disability, the Executive shall be deemed to have been Terminated Without Cause and the provisions of section 7.3 hereof shall thereby apply effective as of the date of such termination, provided that the amount payable to the Executive under subsection 7.3(a) hereof shall be reduced by an amount equal to the aggregate amount of any disability benefits payable to the Executive under any disability insurance carried by the Company in respect of the year immediately following the date of such termination.

7.6. Cessation of Duties and Obligations of the Company. Unless otherwise agreed, the Executive shall upon receiving any notice of termination of his employment hereunder, whether or not purported to constitute prior notice, forthwith cease to perform his duties and responsibilities and cease to attend the Company’s premises. The Company’s obligations pursuant to this section 7 with respect to the termination of the Executive’s employment hereunder shall commence as of the date of receipt of such notice of termination except where otherwise provided herein.

7.7. Resignation or Retirement of the Executive. The Executive shall provide the Company with three months prior written notice of his resignation or retirement from the Company, except in the case of Change of Control of the Company in respect of which section 7.4 hereof is applicable.

7.8. Material Change in Duties and Responsibilities. If there has been a material change in the Executive’s duties and responsibilities such as he is required to assume duties that are not consistent with, or to relinquish duties that are consistent with, those set out in section 2.1 or a material reduction in his annual remuneration, and such change is unacceptable to the Executive, the Company shall be considered for all purposes of this agreement to have delivered a notice of Termination Without Cause on the date of such change terminating the Executive’s employment and section 7.3 hereof shall thereby apply effective as of such date.

7.9. Deductions and Withholdings. All payments made to the Executive pursuant to this section 7 shall be subject to applicable deductions and withholdings.

7.10. Complete Satisfaction. Compliance by the Company with its obligations pursuant to this section 7 hereof shall constitute full and final satisfaction of any entitlement which the Executive may have with respect to the termination of his employment hereunder, including without limitation, any entitlement to notice, pay in lieu of notice or severance, whether arising under contract, statute or otherwise, and the Executive shall have no action, cause of action, claim or demand, either under statutory or common law, against the Company or any other Person as a consequence of such termination.

7.11. Return of Property. In the event of the termination of the Executive’s employment hereunder for any reason, including resignation or retirement, the Executive will immediately return to the Company all property of the Company in his possession or under his control.

8.	Inventions, Etc.

     The Executive agrees that any and all operational and scientific information, including but not limited to, marketing, business plans, formulae, processes, designs, computer software and programmes and inventions which the Executive may conceive or make or have conceived or made in the course or arising out of his employment with the Company (collectively, the “Works”) shall be and are the sole and exclusive property of the Company and shall be disclosed by the Executive to the Company. The Executive shall, whenever requested to do so by the Company, and without any obligation on the part of the Company to pay any royalty or other compensation to the Executive, at the Company’s expense execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate:

(i)	in order to apply for, obtain, maintain, enforce or defend letters patent in Canada or in any foreign country for any Works; or

(ii)	in order to assign, transfer, convey or otherwise made available to the Company the sole and exclusive rights, title and interest in and to any Works.
The Executive also agrees to waive in whole any moral rights which it may have in any Works or any part or parts thereof.

9.	Non-Competition
     The Executive shall not during the Employment Period and the 12 months immediately thereafter (except in the event of a Change of Control of the Company), directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as an employee, principal, agent, director or shareholder:

(i)	be engaged in any undertaking;

(ii)	have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person; or

(iii)	advise, lend money to, guarantee the debts or obligations of any Person which carries on a business;
anywhere in Canada which is the same as or substantially similar to or competes with or would compete with the specific businesses carried on by the Company or any of its Affiliates during the Employment Period.

     Notwithstanding the foregoing, nothing herein shall prevent the Executive from being engaged in an e-commerce or e-media company or venture that does not derive more than 25% of its revenue from any property, business or operation that competes directly with any of the specific business units of the Company or its Affiliates, nor from owning up to 5% of the issued shares of a corporation, the shares of which are listed on a recognized stock exchange or publicly traded on an over-the-counter market, which carries on a business which is the same as or substantially similar to or which competes with or would compete with the business of the Company or any of its Affiliates.

10.	No Solicitation of Customers
     The Executive shall not, during the Employment Period and for the 12 months immediately thereafter (except in the event of a Change of Control of the Company), directly or indirectly, contact or solicit any designated customers of the Company or any of its Affiliates for the purpose of selling to the designated customers any services or products which are the same as or substantially similar to, or in any way competitive with, the services or products sold by the Company or any of its Affiliates during the Employment Period. For the purpose of this section, a designated customer means a Person who was a customer of the Company or of any of its Affiliates during some part of the Employment Period.

11.	No Solicitation of Employees
     The Executive shall not, during the Employment Period and for the 12 months immediately thereafter (except in the event of a Change of Control of the Company), directly or indirectly, employ or retain as an independent contractor any employee of the Company or any of its Affiliates or induce or solicit, or attempt to induce, any such Person to leave his or her employment.

12.	Confidentiality
     The Executive shall not, either during the Employment Period hereunder or at any time thereafter, directly or indirectly, use or disclose to any Person any Confidential Information provided, however, that nothing in this section shall preclude the Executive from disclosing or using Confidential Information, if:

12.1. the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement;

12.2. disclosure of the Confidential Information is required to be made by any law, regulation, governmental authority or court; or

12.3. the Confidential Information was received by the Executive after termination of the Employment Period from a third party who had a lawful right to disclose it to the Executive.

13.	Remedies
     The Executive acknowledges that a breach or threatened breach by the Executive of the provisions of sections 8 to 11, inclusive, may result in the Company and its shareholders suffering irreparable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Executive agrees that the Company shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled.

14.	Co-operation by Executive
     The Executive shall co-operate in all respects with the Company if the question arises as to whether a Disability has occurred. Without limiting the generality of the foregoing, the Executive shall authorize the Executive’s medical doctor or other health care specialist to discuss the condition of the Executive with the Company and shall submit to examination by a medical doctor or other health care specialist selected by the Company, acting reasonably.

15.	Representation of Executive
     The Executive represents and warrants to the Company that he is not a party to, or bound by, any agreement or understanding with any other Person that precludes or restricts his ability and entitlement in any way to carry out his duties of employment with the Company as contemplated herein, free and clear of any claims or liabilities of whatsoever nature.

16.	Arbitration
     (a) Any dispute between the parties hereto in respect of the interpretation of this Agreement or otherwise arising under this Agreement which cannot be resolved by the parties acting in good faith within a period of 30 days following the giving of a written notice by one party to the other party hereto (the “Notice Period”) will be determined by arbitration.

     (b) If a dispute is not resolved within the Notice Period, either party hereto may thereafter by written notice delivered to the other party hereto demand arbitration of such dispute as herein provided.

     (c) Upon a demand for arbitration as set forth above, the parties hereto will within 10 days from the date on which notice of the demand is given, appoint a single arbitrator to resolve the dispute and, failing such appointment, either party may apply to have a single arbitrator appointed by the British Columbia International Commercial Arbitration Centre in which case the dispute shall be arbitrated in accordance with such Centre’s Rules of Procedure.

     (d) The place of arbitration will be Vancouver, British Columbia and the decision of the arbitrator will be final and binding upon the parties hereto.

     (e) All costs of the arbitration, other than the costs of any counsel engaged by the Executive, will be for the account of the Company.

17.	Notices
     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Company under section 7 shall be hand-delivered or given by registered mail. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered in person to the Executive or to the Company at its address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the Company. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

(a)	if to the Company:

Communicate.com Inc. Suite 600 1100 Melville Street Vancouver, British Columbia V6E 4A6

(b)	if to the Executive:

62 Sussex Street San Francisco, CA 94131

18.	Headings
     The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

19.	Invalidity of Provisions
     Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

20.	Entire Agreement
     This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements if any, written or oral, with respect to the Executive’s employment by the Company and any rights which the Executive may have by reason of any such prior agreement. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by the

Company or its directors, officers and agents to the Executive, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

21.	Waiver, Amendment
     Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

22.	Currency
All amounts in this Agreement are stated and shall be paid in Canadian currency.

23.	Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

24.	Counterparts
     This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

25.	Acknowledgment
The Executive acknowledges that:

25.1. the Executive has had sufficient time to review and consider this Agreement thoroughly;

25.2. the Executive has read and understands the terms of this Agreement and the Executive’s obligations hereunder; and

25.3. the Executive has been given an opportunity to obtain independent legal advice, or such other advice as the Executive may desire, concerning the interpretation and effect of this Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

COMMUNICATE.COM INC.

By: /S/ C. GEOFFREY HAMPSON

Witness
)
)
) /S/ MARK MELVILLE

MARK MELVILLE

EXHIBIT C

HOME	ABOUT	BLOG	DESTINATIONHUB	NEWS	INVESTORS	CAREERS	CONTACT	SITES

April 18, 2008 Live Current Media Inc. and DLF Indian Premier League To Launch IPLT20.com as Official IPL Online Destination

Exclusive Ten-year Partnership with IPL and BCCI Represents First Steps Toward Bringing Global Cricket Fans Closer to the Game Through In-Depth, Interactive Experiences

MUMBAI, INDIA and VANCOUVER, BC – April 17, 2008 – Communicate.com Inc. dba Live Current Media Inc. (OTCBB: CMNN), a media company built around content and commerce destinations, announced that it will launch IPLT20.com tomorrow as the official site for the DLF Indian Premier League.  As outlined in the Memorandum of Understanding (MOU), Live Current will become the exclusive online provider of content from the Board of Control for Cricket in India (BCCI) and the DLF Indian Premier League. This signifies the first cricket-related content and distribution relationship by Live Current as the Company plans to build and launch its Cricket.com asset as the future cricket DestinationHub™ for cricket fans globally.

With IPLT20.com becoming the official online destination for the DLF Indian Premier League, fans from around the world will now have access to the 44 day long season starting tomorrow, April 18. The site will offer access to official league content including audio-visual, photographs, live scoreboards and summaries, match results, Fantasy Cricket, player interviews, profiles, schedules, statistics, ticketing and fan interaction through polls, contests and newsletters.

The launch of IPLT20.com enables businesses from around the world to access millions of cricket fans through advertising and branding of the official site.  In the same vein as major sports media events such as the World Cup, the DLF Indian Premier League is predicted to be a major revenue generator, on track towards its target of $2 billion in its inaugural season through franchise and rights sales, advertising, sponsorships and ticket sales. Many global organizations have already come on board as various sponsors including Sony and the World Sports Group which have secured the global broadcast rights for over $1 billion and blue chip sponsors including PepsiCo, Hero Honda, Vodafone, CitiBank and Kingfisher have committed to the league.

“Based on our experience, we predict that the Indian Premier League will be one of the biggest sports and entertainment media events in the world,” says Andrew Wildblood, SVP of IMG, the official media and event partner for the IPL. “Having managed significant sports media of this size, we recognize the immense opportunity for IPLT20.com to enable passionate fans to connect with the content they want from wherever they are around the world, and for brands in India and around the world to gain visibility to this huge audience.”

The ten-year agreement outlined in the Memorandum of Understanding with Live Current includes extensive co-marketing and exclusive online content rights agreements for Live Current to build, launch and operate the official online destinations for the DLF Indian Premier League: www.IPLT20.com and the BCCI: www.BCCI.tv. The BCCI will be guaranteed on a combined basis a minimum of US $3 million annually and the IPL US $ 2 million annually through revenue sharing agreements including percentages of advertising, sponsorship and merchandising sales.

Lalit Modi, Chairman & Commissioner, DLF Indian Premier League, said, “I expect the site to extend the stadium experience of a cricket match to the worldwide audience of cricket fans at large. The www.IPLT20.com website is highly interactive and includes everything a cricket fan would need to get their daily, hourly and minute-by-minute fix.” Speaking specifically of the relationship with Live Current Modi added, “We chose to work with Live Current because of its vision of developing a consumer hub for that provides IPL fans globally with free and direct access to the play-by-play action and ability to connect with those aspects that they love about the game – from the international stars to the on-field action.”

In addition to today’s launch of www.IPLT20.com, Live Current is also developing the official web site for the BCCI: www.BCCI.tv. The BCCI is the largest cricket body in the world and represents all Indian cricket including the Indian national team.  The BCCI site will be a premier sports web site, akin to Fifa.com, and will be the destination for India’s 1 billion cricket fans to get in-depth information about players and teams.

“Our team extends North America, the UK and India and is set on creating the most interactive environment for cricket fans worldwide to engage in the world of Indian cricket from wherever they live,” says Geoffrey Hampson, Live Current Media Inc. CEO and Chairman. “These partnerships represent enormous value for Live Current in the form of exclusive rights to IPL and BCCI content. The relationship is very strategic for us as we build a world class sports media business to serve the immense fan base for cricket.”

Live Current’s DestinationHubs integrates all aspects by which users interact with the Internet and the sport of cricket to discover more and get closer to the information they are passionate about in their daily lives. Today’s launch of IPLT20.com is the first of many sites to be developed by the new Live Current team, including newly acquired individuals formerly with Auctomatic. The Auctomatic team and developer, Ankur Nagpal bring extensive experience with social media and application development such as Fantasy Cricket on Facebook on the IPLT20.com site which will be fully leveraged across Cricket.com and other future Live Current destinations.

About Live Current Media Inc.
Communicate.com Inc. is doing business as "Live Current Media Inc." and will seek formal shareholder approval to change its legal name to Live Current Media Inc. later in 2008.

Live Current builds, owns and operates some of the most powerful and engaging content and commerce destinations on the Internet. Through subject-specific DestinationHubs™, Live Current properties connect people to each other and to the information, brands, and products they are passionate about. Live Current has headquarters in Vancouver, Canada with a location in Seattle, WA and is publicly traded on the NASD OTCBB (CMNN). For more information, visit www.livecurrent.com.

About the DLF Indian Premier League

The DLF Indian Premier League is set to kick off on April 18th 2008, with some high voltage action expected between ShahRukh Khan’s Kolkata Knight Riders and Dr. Vijay Mallya’s Bangalore Royal Challengers at the Chinnaswamy Stadium at Bangalore. The DLF Indian Premier League will feature eight Franchises and will run for 44 days. Each Franchise will play others on a home and away basis with 7 matches at home. The top 4 Franchises in the league will contest the semi finals and the victorious semi finalists will meet in the Grand Final all over one weekend, which will be played out in Mumbai.

The inaugural season of the DLF Indian Premier League will showcase a grand total of 59 matches providing broadcasters and in-stadia spectators with 177 hours of live "family entertainment", which will also be viewed by a significant international audience. All matches will be during late afternoon and evening to coincide with prime time for television and providing a convenient time for the stadium audience. The LIVE In-stadia entertainment, combined with the high-octane on-field action has further hooked viewers onto this new adrenalin packed LIVE family entertainment format attracting a much younger fan base, which also includes women and children.

Safe Harbor: Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Communicate.com Inc. d.b.a Live Current Media Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions; it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in economic conditions and other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:
Live Current Media Inc.
Adam Rabiner
Director, Investor Relations
(604) 453-4875 or 1-866-898-4354
adam@livecurrent.com

Investor Contact:
Alliance Advisors, LLC
Mark McPartland
Vice President
(910) 221-1827
markmcp@allianceadvisors.net

Media Contact in the US:
Brew PR
Brooke Hammerling
(415) 596-5428
brooke@brewpr.com

Media Contact in India:
Live Current Media Inc.
Becky Porter
Director, Corporate Communications
(206) 713-7959
becky@livecurrent.com

DLF Indian Premier League Contact:
Percy Dubash
Adfactors Public Relations
+ 91-98-202 21792
percy.dubash@adfactorspr.com

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Copyright 2010 | Contact Us	Live Current Media Inc. 780 Beatty Street, Suite 307, Vancouver, BC V6B 2M1

EXHIBIT D

Exhibit 10.7

EMPLOYMENT AGREEMENT
THIS AGREEMENT is made as of the 31st day of May, 2007,

B E T W E E N:

COMMUNICATE.COM INC. a corporation incorporated under the laws of State of Nevada, United States of America

(the “Company”)

OF THE FIRST PART
- and -

C. GEOFFREY HAMPSON,
of the City of Vancouver, in the Province of British Columbia,

(the “Executive”)

OF THE SECOND PART

WHEREAS the Company and the Executive wish to enter into this agreement to set forth the rights and obligations of each of them as regards the Executive’s employment with the Company;

NOW THEREFORE this agreement witnesseth that in consideration of the premises and the terms and conditions herein contained, the parties hereto covenant and agree with each other as follows:

1.
Definitions
In this Agreement the following terms shall have the following meanings respectively:

“Affiliates” has the meaning attributed to such term in the Business Corporations Act (British Columbia) as the same is now constituted;

“Agreement” means this agreement as it may be amended or supplemented from time to time, and the expressions “hereof, “herein”, “hereto”, ‘hereunder”, “hereby” and similar expressions refer to this Agreement and unless otherwise indicated, references to sections are to sections in this Agreement;

“Benefits” has the meaning attributed to such term in section 3.5;

“Board” means the board of directors of the Company

“Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the Province of British Columbia;

Change of Control of the Company” means a transaction or a series of transactions whereby directly or indirectly:

(i)
any Person or combination of Persons acting jointly and in concert (other than the Executive or a corporation controlled directly or indirectly by the Executive) acquires beneficially a sufficient number of securities of the Company to materially affect the control of the Company as provided below. For the purposes of this Agreement, a Person or combination of Persons acting jointly and in concert, holding shares or other securities in excess of the number which, directly or following the conversion or exercise thereof, would entitle the holders thereof to cast 35% or more of the votes attached to all shares of the Company which may be cast to elect directors of the Company, shall be deemed to affect materially the control of the Company, in which case the Change of Control of the Company shall be deemed to occur on the date that is the later of the date that the security representing one more than that required to cast 35% of the votes attached to all shares of the Company which may be cast to elect directors of the Company is acquired or the date on which the Persons acting jointly and in concert agree to so act;

(ii)
the Company shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement or business combination with, any other Person (other than a corporation controlled directly or indirectly by the Executive) and in connection therewith, all or part of the outstanding shares of the Company which have voting rights attached thereto shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Company or any other Person or for cash or any other property and control of the Company is thereby materially affected, as provided above in clause (i), in which case the Change of Control of the Company shall be deemed to occur on the date of closing of the consolidation, merger amalgamation, statutory arrangement or business combination, as the case may be; or

(iii)
the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more subsidiaries of the Company shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest) property or assets aggregating more than 50% of the consolidated assets (measured by either book value or fair market value based on the most recent audited financial statements) of the Company and its subsidiaries as of the end of the most recently completed financial year to any other Person or Persons, in which case the Change of Control of the Company shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets;

other than a transaction or series of transactions which involves a sale of assets of the Company with which the Executive is involved as a purchaser in any manner, whether directly or indirectly, and whether by way of participation in a corporation or partnership that is a purchaser or by provision of debt, equity or purchase leaseback financing (but excluding where the Executive’s sole involvement with such a purchase is the ownership of an equity interest of less than 5% of the acquirer where the acquirer is a public company) and the Executive and Persons acting jointly and in concert with the Executive hold securities of the acquirer which, directly, or following the conversion or exercise thereof, would entitle the holders thereof to cast 5% or more of the votes attached to all shares or other interests of the acquirer which may be cast to elect directors or the management of the acquirer.

“Confidential Information” means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business or affairs of the Company or any of its Affiliates;

“Disability” has the meaning attributed thereto in any disability insurance policy carried on the life of the Executive by the Company, provided that if the Company is not carrying such a disability policy, “Disability” means the mental or physical state of the Executive such that the Executive has been unable due to illness, disease or other mental or physical disability to fulfil his obligations as an employee or officer of the Company either for any consecutive 90 day period or for any period of 180 days (whether or not consecutively) in any consecutive 12 month period, or a court of a competent jurisdiction has declared the Executive to be mentally incompetent or incapable of managing his affairs;

“Effective Date” has the meaning attributed to such term in section 2.1;

“Employment Period” has the meaning attributed to such term in section 2.4;

“Just Cause” means the wilful failure of the Executive to properly carry out his duties after notice by the Company of the failure to do so and an opportunity for the Executive to correct the same within 60 days from the date of receipt of such notice, or theft, fraud, dishonesty or material misconduct by the Executive involving the property, business or affairs of the Company or the carrying out of the Executive’s duties, or the conviction of the Executive for any criminal offence which the Board determines in good faith would adversely affect the Executive’s ability to perform his duties hereunder, including a conviction for an offence which adversely reflects on the integrity or reputation of the Executive or the Company;

“Person” includes individuals, partnerships, associates, trusts, unincorporated organizations or a regulatory body or agency, government or governmental agency or authority or entity however designated or constituted;

“Termination Without Cause” or “Terminated Without Cause” have the meaning attributed to such terms in section 6.3;

2.
Employment of the Executive

2.1.
To Be Chief Executive Officer.  The Company shall employ the Executive, and the Executive shall serve the Company, in the position of Chief Executive Officer and a director of the Company, effective as of and from June 1, 2007 (the “Effective Date”), on the terms and conditions and for the remuneration hereinafter set out. In such position, the Executive shall perform or fulfil such duties and responsibilities as the Company may designate from time to time and as are reasonably consistent with the position of a chief executive officer.  In his capacity as an officer and employee of the Company, the Executive shall report to the Board.

2.2.
Performance of Duties.  The Executive hereby agrees to be employed by the Company as herein provided, shall faithfully, honestly and diligently serve the Company and shall, subject to section 2.1 above, carry out such tasks as the Company may from time to time request.  The Executive shall (except in the case of illness or accident) devote all of his working time and attention to his employment hereunder and shall use his best efforts to promote the interests of the Company.

2.3.
Annual Review of this Agreement.  The terms and conditions contained in this Agreement shall be subject to annual review by the Board, representatives of whom shall consult with the Executive in the course of such review.  The Board and Executive will negotiate in good faith any changes to the terms and conditions of this Agreement as are appropriate to reflect the value of the services of the Executive to the Company and the success of the Company in establishing and achieving business goals for the Company, provided however, that if the Board recommends an amendment that would constitute a material change in the remuneration or responsibilities of the Executive, with which the Executive does not agree and the Board persists in insisting on such amendment, the Executive will be entitled to treat such event as Termination Without Cause and the provisions of section 6.3 shall thereby apply effective as of the date of such amendment.

2.4.
Employment Period.  The Executive’s employment hereunder, subject to section 6 hereof, shall be for a five-year term or any extension thereof, commencing from the Effective Date (the “Employment Period”).

3.
Remuneration

3.1.
Base Salary.  During the period of the Executive’s employment hereunder, the Company shall pay the Executive a gross base salary (the “Salary”) in the amount of $300,000 in respect of each year thereof, subject to section 3.2 below, payable in equal instalments on the closest Business Day to the middle and the end of each month during such year.

3.2.
Cost of Living Increase  The Salary shall be increased in respect of each subsequent year during the Employment Period by a percentage equal to the percentage increase (if any) in the consumer price index, all items for Vancouver, as published by Statistics Canada under the authority of the Statistics Act (Canada) (the “CPI”), for the period from June 1, 2007 to June 1 of such subsequent year, less the percentage increase (if any) in the CPI for the period from June 1, 2007 to June 1 of the year in the Employment Period next preceding such subsequent year.

3.3.
Bonus Remuneration.  The Executive may, in respect of each year of his employment hereunder, be entitled to a cash bonus of up to 60% of his Salary for such year of employment as determined by the Board in its sole discretion in accordance with the Company’s ongoing programmes and objectives, which shall be paid within 30 days following the date as of when the audited financial statements for such year have been approved by the Board.

3.4.
Stock Options.  The Board will consider each year during the Employment Period the grant of options to the Executive to purchase common shares of the Company which shall be solely within the discretion of the Board.

3.5.
Benefits.  The Company shall provide to the Executive, in addition to the Salary and any bonus remuneration, all such benefits (the “Benefits”) as it makes available from time to time to the management and other employees of the Company in accordance with and subject to the terms and conditions of the applicable fund, plan or arrangement relating thereto.

3.6.
Automobile.  During the Employment Period, the Company will pay to the Executive a monthly car allowance to compensate the Executive for the use of his personal automobile.

3.7.
Statutory Deductions.  The Company shall deduct from the Salary, any bonus remuneration and any other payments and allowances provided for herein, all such amounts as are required by law to be withheld and deducted at source and shall remit the same to the required governmental authority or agency.

4.
Expenses

The Company shall pay or reimburse the Executive for all travel (including business class flights) and out-of-pocket expenses reasonably incurred or paid by the Executive in the performance of his duties and responsibilities upon presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require.

5.
Vacation

The Executive shall be entitled during each year of his employment hereunder to vacation with pay of four weeks.  Such vacation shall be taken by the Executive at such time as may be acceptable to the Company having regard to its operations.  Notwithstanding the foregoing, in the event that the Executive’s employment is terminated pursuant to section 6, the Executive shall not be entitled to receive any payment in lieu of any vacation to which he was entitled and which had not already been taken by him except to the extent, if any, of the payments in respect of vacation pay required under applicable law.

6.
Termination

6.1.
Termination for Just Cause.  The Company may terminate the employment of the Executive hereunder at any time for Just Cause without notice and without further obligations to the Executive, including without payment of any kind of compensation either by way of anticipated earnings or damages of any kind.

6.2.
Termination by Death.  The Executive’s employment hereunder shall be terminated upon the death of the Executive, in which case the Company shall pay all Salary and vacation pay earned to the date of death but unpaid to the estate of the Executive, however, no other amounts either by way of bonus remuneration, anticipated earnings or damages of any kind shall be paid.

6.3.
Termination without Just Cause and without Notice.  The Company may terminate the employment of the Executive hereunder, in its sole discretion, without notice and without Just Cause (“Termination Without Cause” or “Terminated Without Cause”), effective immediately upon the date as of when the Executive is advised of such termination, and in such case the Company shall:

(a)
pay the Executive a severance allowance equivalent to the aggregate of:

(i)
one year of the Executive’s then current Salary; and

(ii)
an amount equivalent to the Executive’s annualized entitlement to bonus remuneration as provided below,

in a lump sum within two weeks following the date of such termination;

(b)
pay to the Executive all outstanding vacation pay and any earned but unpaid Salary up to the date of such termination within two weeks of the date of such termination;

(c)
reimburse the Executive for any business expenses incurred by him up to and including the date of such termination following provision by the Executive of applicable receipts; and

(d)
ensure that it has complied with all statutory obligations imposed by applicable law.

Unless otherwise agreed with the Company, all payments on account of Benefits shall cease and the Company shall be under no further obligation with respect thereto upon the termination of the Executive’s employment hereunder.  For the purpose of clause (ii) of subsection 6.3(a) above, annualized entitlement to bonus remuneration shall be equal to the arithmetic average of the annual bonuses paid to the Executive during the three completed years prior to the year in which his termination occurs, provided that if such termination occurs prior to the completion of three years of the Executive’s employment hereunder, entitlement to bonus remuneration shall be calculated, mutatis mutandis, on the basis of the annual bonuses paid or payable to the Executive in respect of the completed year or years, if any, prior to the year of such termination.

The payments referred to in clause (a) of this section 6.3 above shall be guaranteed and shall not be subject to set-off or deduction as a result of the Executive obtaining alternative employment following such termination or otherwise mitigating any damages arising from such termination.  Further, such payments are inclusive of all statutory obligations, including statutory termination and severance payments, which may be owed to the Executive.

6.4.
Termination following a Change of Control.  In the event of a Change of Control of the Company, the Executive may elect to resign his employment by giving written notice to the Company within 60 days following the date of occurrence of such Change of Control of the Company, in which event the Executive’s employment hereunder shall be deemed to have been Terminated Without Cause by the Company and the provisions of section 6.3 shall thereby apply effective as of the date of such notice.

6.5.
Termination Without Cause upon Disability.  If the employment of the Executive is terminated by the Company because of a Disability, the Executive shall be deemed to have been Terminated Without Cause and the provisions of section 6.3 hereof shall thereby apply effective as of the date of such termination, provided that the amount payable to the Executive under subsection 6.3(a) hereof shall be reduced by an amount equal to the aggregate amount of any disability benefits payable to the Executive under any disability insurance carried by the Company in respect of the year immediately following the date of such termination.

6.6.
Cessation of Duties and Obligations of the Company.  Unless otherwise agreed, the Executive shall upon receiving any notice of termination of his employment hereunder, whether or not purported to constitute prior notice, forthwith cease to perform his duties and responsibilities and cease to attend the Company’s premises.  The Company’s obligations pursuant to this section 6 with respect to the termination of the Executive’s employment hereunder shall commence as of the date of receipt of such notice of termination except where otherwise provided herein.

6.7.
Resignation or Retirement of the Executive.  The Executive shall provide the Company with three months prior written notice of his resignation or retirement from the Company, except in the case of Change of Control of the Company in respect of which section 6.4 hereof is applicable.

6.8.
Material Change in Duties and Responsibilities.  If there has been a material change in the Executive’s duties and responsibilities such as he is required to assume duties that are not consistent with, or to relinquish duties that are consistent with, those set out in section 2.1 or a material reduction in his annual remuneration, and such change is unacceptable to the Executive, the Company shall be considered for all purposes of this agreement to have delivered a notice of Termination Without Cause on the date of such change terminating the Executive’s employment and section 6.3 hereof shall thereby apply effective as of such date.

6.9.
Deductions and Withholdings.  All payments made to the Executive pursuant to this section 6 shall be subject to applicable deductions and withholdings.

6.10.
Complete Satisfaction.  Compliance by the Company with its obligations pursuant to this section 6 hereof shall constitute full and final satisfaction of any entitlement which the Executive may have with respect to the termination of his employment hereunder, including without limitation, any entitlement to notice, pay in lieu of notice or severance, whether arising under contract, statute or otherwise, and the Executive shall have no action, cause of action, claim or demand, either under statutory or common law, against the Company or any other Person as a consequence of such termination.

6.11.
Return of Property.  In the event of the termination of the Executive’s employment hereunder for any reason, including resignation or retirement, the Executive will immediately return to the Company all property of the Company in his possession or under his control.

7.
Inventions, Etc.

7.1
The Executive agrees that any and all operational and scientific information, including but not limited to, marketing, business plans, formulae, processes, designs, computer software and programmes and inventions which the Executive may conceive or make or have conceived or made in the course or arising out of his employment with the Company (collectively, the “Works”) shall be and are the sole and exclusive property of the Company and shall be disclosed by the Executive to the Company.  The Executive shall, whenever requested to do so by the Company, and without any obligation on the part of the Company to pay any royalty or other compensation to the Executive, at the Company’s expense execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate:

(i)
in order to apply for, obtain, maintain, enforce or defend letters patent in Canada or in any foreign country for any Works; or

(ii)
in order to assign, transfer, convey or otherwise made available to the Company the sole and exclusive rights, title and interest in and to any Works.

The Executive also agrees to waive in whole any moral rights which it may have in any Works or any part or parts thereof.

8.
Non-Competition

The Executive shall not during the Employment Period and the 12 months immediately thereafter (except in the event of a Change of Control of the Company), directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as an employee, principal, agent, director or shareholder:

(i)
be engaged in any undertaking;

(ii)
have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person; or

(iii)
advise, lend money to, guarantee the debts or obligations of any Person which carries on a business;

anywhere in Canada which is the same as or substantially similar to or competes with or would compete with the business carried on by the Company or any of its Affiliates during the Employment Period.

Notwithstanding the foregoing, nothing herein shall prevent the Executive from owning up to 5% of the issued shares of a corporation, the shares of which are listed on a recognized stock exchange or publicly traded on an over-the-counter market, which carries on a business which is the same as or substantially similar to or which competes with or would compete with the business of the Company or any of its Affiliates.

9.
No Solicitation of Customers

The Executive shall not, during the Employment Period and for the 12 months immediately thereafter (except in the event of a Change of Control of the Company), directly or indirectly, contact or solicit any designated customers of the Company or any of its Affiliates for the purpose of selling to the designated customers any services or products which are the same as or substantially similar to, or in any way competitive with, the services or products sold by the Company or any of its Affiliates during the Employment Period. For the purpose of this section, a designated customer means a Person who was a customer of the Company or of any of its Affiliates during some part of the Employment Period.

10.
No Solicitation of Employees

The Executive shall not, during the Employment Period and for the 12 months immediately thereafter (except in the event of a Change of Control of the Company), directly or indirectly, employ or retain as an independent contractor any employee of the Company or any of its Affiliates or induce or solicit, or attempt to induce, any such Person to leave his or her employment.

11.
Confidentiality

The Executive shall not, either during the Employment Period hereunder or at any time thereafter, directly or indirectly, use or disclose to any Person any Confidential Information provided, however, that nothing in this section shall preclude the Executive from disclosing or using Confidential Information, if:

11.1.
the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement;

11.2.
disclosure of the Confidential Information is required to be made by any law, regulation, governmental authority or court; or

11.3.
the Confidential Information was received by the Executive after termination of the Employment Period from a third party who had a lawful right to disclose it to the Executive.

12.
Remedies

The Executive acknowledges that a breach or threatened breach by the Executive of the provisions of sections 8 to 11, inclusive, may result in the Company and its shareholders suffering irreparable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Executive agrees that the Company shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled.

13.
Co-operation by Executive

The Executive shall co-operate in all respects with the Company if the question arises as to whether a Disability has occurred. Without limiting the generality of the foregoing, the Executive shall authorize the Executive’s medical doctor or other health care specialist to discuss the condition of the Executive with the Company and shall submit to examination by a medical doctor or other health care specialist selected by the Company, acting reasonably.

14.
Representation of Executive

The Executive represents and warrants to the Company that he is not a party to, or bound by, any agreement or understanding with any other Person that precludes or restricts his ability and entitlement in any way to carry out his duties of employment with the Company as contemplated herein, free and clear of any claims or liabilities of whatsoever nature.

15.
Arbitration

(a)
Any dispute between the parties hereto in respect of the interpretation of this Agreement or otherwise arising under this Agreement which cannot be resolved by the parties acting in good faith within a period of 30 days following the giving of a written notice by one party to the other party hereto (the “Notice Period”) will be determined by arbitration.

(b)
If a dispute is not resolved within the Notice Period, either party hereto may thereafter by written notice delivered to the other party hereto demand arbitration of such dispute as herein provided.

(c)
Upon a demand for arbitration as set forth above, the parties hereto will within 10 days from the date on which notice of the demand is given, appoint a single arbitrator to resolve the dispute and, failing such appointment, either party may apply to have a single arbitrator appointed by the British Columbia International Commercial Arbitration Centre in which case the dispute shall be arbitrated in accordance with such Centre’s Rules of Procedure.

(d)
The place of arbitration will be Vancouver, British Columbia and the decision of the arbitrator will be final and binding upon the parties hereto.

(e)
All costs of the arbitration, other than the costs of any counsel engaged by the Executive, will be for the account of the Company.

16.
Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Company under section 6 shall be hand-delivered or given by registered mail. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered in person to the Executive or to the Company at its address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the Company. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

(a)
if to the Company:

Communicate.com Inc.
Suite 600
1100 Melville Street
Vancouver, British Columbia
V6E 4A6

(b)
if to the Executive:

C. Geoffrey Hampson
2476 West 5th Ave
Vancouver, British Columbia
V6K 1S8

17.
Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

18.
Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

19.
Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements if any, written or oral, with respect to the Executive’s employment by the Company and any rights which the Executive may have by reason of any such prior agreement. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by the Company or its directors, officers and agents to the Executive, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

20.
Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

21.
Currency

All amounts in this Agreement are stated and shall be paid in Canadian currency.

22.
Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

23.
Counterparts

This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

24.
Acknowledgment

The Executive acknowledges that:

24.1.
the Executive has had sufficient time to review and consider this Agreement thoroughly;

24.2.
the Executive has read and understands the terms of this Agreement and the Executive’s obligations hereunder; and

24.3.
the Executive has been given an opportunity to obtain independent legal advice, or such other advice as the Executive may desire, concerning the interpretation and effect of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

COMMUNICATE.COM INC.

	By:	/s/ David M. Jeffs
Witness
)
)
/s/ witness	)	/s/ C. Geoffrey Hampson
C. GEOFFREY HAMPSON